 CUSIP No. 92923H822                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                JULY 8, 1999
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               MORGAN  STANLEY  DEAN  WITTER  & CO.  and  MORGAN  STANLEY  & CO.

               INCORPORATED  hereby  agree  that,  unless  differentiated,  this

               Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Robert G. Koppenol
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            Robert G. Koppenol / Principal Morgan Stanley & Co. Incorporated

            MORGAN STANLEY & CO. INCORPORATED

            BY: /s/ Robert G. Koppenol
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            Robert G. Koppenol / Principal Morgan Stanley & Co. Incorporated

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).